SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
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[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14A-6(E)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting  Material Pursuant to Section 240.14a-11(c) or
    Section 240-14a-12

                         Capital City Bank Group, Inc.
 ---------------------------------------------------------------
        (Name of Registrant as Specified in Its Charter)
 ---------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)
Payment of Filing Fee (Check appropriate box):
[X] No fee required.
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    6(i)(1) and 0-11
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          applies:
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          applies:
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          (set forth the amount on which the filing fee is
          calculated and state how it was determined):
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     (5) Total fee paid:
[ ] Fee paid previously with preliminary materials:
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    Rule 0-11(a)(2) and identify the filing for which the
    offsetting fee was paid previously. Identify the previous filing and registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, Schedule or Registration Statement No:
     (3) Filing Party:
     (4) Date Filed:

NOTICE OF 2002 ANNUAL MEETING OF SHAREOWNERS AND PROXY STATEMENT

Capital City Bank Group, Inc.
217 North Monroe Street
Tallahassee, Florida 32301

--------
CONTENTS
--------

LETTER TO SHAREOWNERS
NOTICE OF ANNUAL MEETING OF THE SHAREOWNERS PROXY STATEMENT
General Information                                       1
Corporate Governance                                      2
Nominees for Election as Directors                        3
Continuing Directors and Executive Officers               4
Audit Committee Report                                    5
Compensation Committee Report                             6
Share Ownership                                           8
Executive Officers and Transactions with Management      10
Summary Compensation Table                               11
Incentive Compensation and Stock Purchase Plans          12
Retirement Plans                                         13
Five-Year Performance Graph                              15
Auditors                                                 16
Annual Report                                            17

---------------------
LETTER TO SHAREOWNERS
---------------------

                         CAPITAL CITY BANK GROUP, INC.
                           217 North Monroe Street
                          Tallahassee, Florida 32301
April 2, 2002
Dear Fellow Shareowners:

You are cordially invited to attend the 2002 Annual Meeting of Shareowners at 10:00 a.m., local time, on Tuesday, April 23, 2002, at University Center Club, Building B, Floor 3, University Center, Florida State University, Doak Campbell Stadium in Tallahassee, Florida.

At the meeting, I will give an update on Capital City's business and plans for the future. Also, we will elect three Class II directors to the Board of Directors. In contrast to prior years, we will not be ratifying our accountants at the meeting. In response to the Enron/Arthur Andersen situation, our Audit Committee has begun a comprehensive review and selection process to recommend to the Board of Directors the selection of an independent auditor for fiscal year 2002. This selection process is on-going as of the date of this letter.

Your Board of Directors encourages every shareowner to vote. Your vote is very important. Whether or not you plan to attend the meeting, please review the proxy materials and return your proxy instructions by Friday, April 12, 2002.

The meeting will begin at 10:00 a.m. I hope you will come early and join your friends for light refreshments at 9:30 a.m.


Sincerely,

/s/ William G. Smith, Jr.
William G. Smith, Jr.
President and Chief Executive Officer

---------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREOWNERS
---------------------------------------
----                              -----
TIME                              PLACE
----                              -----
10:00 a.m., local time, on        University Center Club
April 23, 2002                    Building B, Floor 3
                                  University Center Florida State
                                  University Doak Campbell
                                  Stadium Tallahassee, Florida

--------                          -----------
BUSINESS                          RECORD DATE
--------                          -----------
(1) Elect three Class II          Shareowners owning Capital
    directors to the Board of     City Bank Group shares at the
    Directors                     close of business on March 6,
                                  2002, are entitled to attend
(2) Transact other business       and vote at the meeting
    properly coming before the
    meeting or any adjournment
    of the meeting

---------                         ------
DOCUMENTS                         VOTING
---------                         ------
The Proxy Statement, proxy        Even if you plan to attend the
card, and Capital City Bank       meeting in Tallahassee, please
Group Annual Report are           provide us your voting
included in this mailing          instructions in one of the
                                  following ways as soon as
                                  possible:

                                  (1)  Internet - use the
                                       internet address on the
                                       proxy card
                                  (2)  Telephone - use the toll
                                       free number on the proxy
                                       card
                                  (3)  Mail - mark, sign, and
                                       date the proxy card and
                                       return in the enclosed
                                       postage-paid envelope

By Order of the Board of Directors, J. Kimbrough Davis, Corporate
Secretary, April 2, 2002

PROXY STATEMENT - GENERAL INFORMATION

Q:WHY AM I RECEIVING THIS            Q:CAN I CHANGE MY VOTE?
  PROXY STATEMENT AND PROXY          A:Yes, you may revoke your
  CARD?                                proxy by submitting a later
A:The Board of Directors is            proxy or by written request
  soliciting your proxy for            received by the Company's
  the 2002 Annual Meeting of           corporate secretary before
  Shareowners and any                  the meeting.  You may also
  adjournments of this                 revoke your proxy at the
  meeting.  The meeting will           meeting and vote in person.
  be held at 10:00 a.m.,
  local time, on Tuesday,            Q:WHAT DOES IT MEAN IF I GET
  April 23, 2002, at the               MORE THAN ONE PROXY CARD?
  University Center Club,            A:You will receive a proxy
  Building B, Floor 3,                 card for each account that
  University Center, Florida           you have.  Please vote
  State University, Doak               proxies for all accounts to
  Campbell Stadium,                    ensure that all your shares
  Tallahassee, Florida.  This          are voted.
  Proxy Statement and the
  proxy card are being               Q:WHEN ARE SHAREOWNER
  provided to shareowners on           PROPOSALS DUE FOR THE 2003
  or about April 2, 2002.              ANNUAL MEETING?
                                     A:Shareowner proposals that
Q:WHAT IS BEING VOTED UPON?            are to be included in the
A:The election of three Class          Proxy Statement for the
  II directors.  The proposal          2003 meeting must be
  to be considered will not            received by December 5,
  create dissenter's rights.           2002.  Shareowner proposals
  We are not aware of any              for the 2003 meeting that
  other matters to be                  are not intended to be
  presented to the meeting;            included in the proxy
  however, the holders of the          statement for that meeting
  proxies will vote in their           must be received by
  discretion on any other              February 18, 2003 or the
  matters properly presented.          Board of Directors can vote
                                       the proxies in its
                                       discretion on the proposal.
Q:WHO CAN VOTE?                        Proposals must comply with
A:All shareowners of record            the proxy rules
  on the record date of                and be submitted in writing to:
  March 6, 2002.  On that
  date, there were 10,627,669          J. Kimbrough Davis
  Capital City Bank Group              Corporate Secretary
  common shares outstanding            Capital City Bank Group, Inc.
  and entitled to vote, and            217 North Monroe Street
  these shares were held of            Tallahassee, Florida 32301
  record by approximately
  1,473 shareowners.
                                      Q:WHO PAYS FOR SOLICITING
                                        PROXIES?
Q:HOW MUCH DOES EACH SHARE            A:The Company pays the
  COUNT?                                cost of soliciting proxies.
A:Each share counts as one              The officers or other
  vote.  For the proposals              employees of the Company
  scheduled to be voted upon            or its subsidiaries may
  at the meeting, withheld              solicit proxies to have a
  votes on directors,                   larger representation at the
  abstentions and shares held           meeting.
  by a broker that the broker
  fails to vote are all
  counted to determine a
  quorum, but are not counted
  for or against the matters
  being considered.

Q:HOW DO I GIVE VOTING
  INSTRUCTIONS?
A:You may attend the meeting
  and give instructions in
  person or by the Internet,
  by telephone, or by mail.
  Instructions are on the
  proxy card.  The
  appropriate individuals
  named on the enclosed proxy
  card will vote all properly
  executed proxies that are
  delivered in response to
  this solicitation and not
  later revoked in accordance
  with the instructions given
  by you.

--------------------
CORPORATE GOVERNANCE
--------------------
HOW IS THE COMPANY ORGANIZED?        . Oversees the Company's
Capital City Bank Group is a           auditing, accounting,
financial holding company              financial reporting, and
managed by a core group of             internal control functions
officers and governed by a
Board of Directors that has          . Monitors and reviews the
been set at seven members.             Company's compliance with
The Board of Directors is              Section 112 of the Federal
divided into three classes.            Deposit Insurance Corporation
                                       Improvement Act of 1991 and
WHAT ARE DIRECTORS PAID?               reviews regulatory reports
Only non-employee directors
are compensated for board            . Reviews independent
service.  The pay components           accountants' report on the
for 2001 were:                         Company's financial
                                       statements, significant
  Annual Retainers:                    changes in accounting
                                       principles and practices,
  .  $6,000 for each non-              significant proposed
     employee member of the Board      adjustments, and any
     of Directors                      unresolved disagreements
                                       with management concerning
 .   $1,000 additional annual          accounting or disclosure
     retainer if serving as            matters
     chairman of a board committee
                                     . Recommends independent
  Meeting Fees:                        accountants and reviews
                                       their services, fees,
  .  $500 for each board               and the scope
     meeting attended                  and timing of audits

  .  $50 per hour for each           . Operates according to a
     committee meeting attended        written charter adopted by
                                       the Board of Directors
Directors are also permitted
to purchase shares of common         Compensation Committee:
stock at a 10% discount from
fair market value under the          . Members are Cader B. Cox, III
1996 Director Stock Purchase           (Chairman), John K. Humphress,
Plan.  Purchases under this            Lina S. Knox and John R. Lewis.
Plan may not exceed the annual         John B. Wight, Jr. also served
retainer and meeting fees              on the Compensation Committee
received.                              For 2001. Mr. Wight reached the
                                       age of 72 in 2001 and resigned
COMMITTEES OF THE BOARD                from the Board of Directors at
                                       the end of 2001 in accordance
Audit Committee:                       with Company policy.

  .  Members are John K. Humphress   . Met six times in 2001
     (Chairman), John R. Lewis, and
     Lina S. Knox                    . Evaluates performance of
                                       the President and Chief
                                       Executive Officer and
  .  Consists only of members          recommends compensation
     that are "independent" as that
     term is defined in Rule           The Board of Directors does
     4200(a)(15) of the National       not have a standing nominating
     Association of Securities         committee.  The whole Board of
     Dealers listing standards         Directors performs this function.

  .  Met four times in 2001          MEETINGS
                                     The Board of Directors met 12
                                     times in 2001.  Average director
                                     attendance at all board and
                                     committee meetings was
                                     approximately 97%.  No director
                                     attended less than 75% of the
                                     applicable meetings.

----------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
----------------------------------

ITEM NO. 1 -- ELECTION OF DIRECTORS
-----------------------------------

The Board of Directors is divided into three classes, designated
Class I, Class II and Class III. The directors in each class are elected for terms of three years or until their successors are duly elected and qualified.

At the meeting, the shareowners will elect three Class II directors. The individuals named on the enclosed proxy card will vote, unless instructed otherwise, each properly delivered proxy for the election of the following nominees as directors. If a nominee is unable to serve, the shares represented by all valid proxies that have not been revoked will be voted for the election of a substitute as the Board of Directors may recommend, or the Board of Directors may by resolution reduce the size of the Board of Directors to eliminate the resulting vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

CLASS II DIRECTOR NOMINEES:
---------------------------

THOMAS A. BARRON                   JOHN R. LEWIS
Mr. Barron, 49, has been a         Mr. Lewis, 59, has been a
director since 1982.  He is        director since December
Treasurer of the Company and       1999.  He is President and
was elected President of           Chief Executive Officer of
Capital City Bank in 1995.         Super-Lube, Inc.,
                                   Tallahassee, Florida, which
LINA S. KNOX                       he founded in 1979.
Ms. Knox, 57, has been a
director since January 1998.
She is a dedicated community volunteer.
Ms. Knox is the first cousin of
William G. Smith, Jr.


Except as provided above, if elected, Messrs. Barron and Lewis and Ms. Knox will serve as Class II directors until the 2005 Annual Meeting. Mr. Barron has served as a director for at least the past five years. Ms. Knox has served as a director since January 1998, and Mr. Lewis has served as a director since December 1999.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
NOMINEES.

-------------------------------------------
CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
-------------------------------------------

CONTINUING CLASS III                 CONTINUING CLASS I
DIRECTORS:                           DIRECTORS:
-----------------------------        ---------------------------

(Term expiring in 2003)              (Term expiring in 2004)

DUBOSE AUSLEY                        CADER B. COX, III
Mr. Ausley, 64, has been a           Mr. Cox, 52, has been a
director since 1982.  He is          director since 1994.  Since
the Chairman of the Board of         1976, he has served as
the Company and is also              President of Riverview
Chairman of the law firm of          Plantation, Inc., a resort
Ausley & McMullen.  Since            and agricultural company.
1992, he has served as a
director of TECO Energy, Inc.        WILLIAM G. SMITH, JR.
Since 1993, Mr. Ausley has           Mr. Smith, 48, has been a
served as a director of Sprint       director since 1982.  In
Corporation.                         1995, he was elected
                                     President and Chief
JOHN K. HUMPHRESS                    Executive Officer of the
Mr. Humphress, 53, has been a        Company and Chairman of
director since 1994.  Since          Capital City Bank.
1973, he has been a                  Mr. Smith is the first
shareholder of Krause                cousin of Lina S. Knox.
Humphress Pace & Wadsworth,
Chartered CPA's.

OTHER EXECUTIVE OFFICERS:
-------------------------

J. KIMBROUGH DAVIS
Mr. Davis, 48, was appointed
Executive Vice President and
Chief Financial Officer of the
Company in 1997.  He served as
Senior Vice President and
Chief Financial Officer from
1991 to 1997.  In 1998, he was
appointed Executive Vice President
and Chief Financial Officer of
Capital City Bank.

----------------------
AUDIT COMMITTEE REPORT
----------------------

The Audit Committee has reviewed and discussed with Capital City Bank Group's management the Company's audited financial statements for fiscal year 2001. The Audit Committee has also discussed with Arthur Andersen LLP, the Company's independent auditors for fiscal year 2001, the matters required to be discussed by Statement on Auditing Standards No. 61, received the written disclosures from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and discussed with Arthur Andersen LLP its independence. Based primarily on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2001.

Members of the Committee:

John K. Humphress
Lina S. Knox
John R. Lewis

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company's previous or future filings with the Commission, except as otherwise expressly identified by the Company in any such filing.

-----------------------------
COMPENSATION COMMITTEE REPORT
-----------------------------

WHAT IS THE EXECUTIVE              and the competitive market.
COMPENSATION PHILOSOPHY?           Mr. Smith was elected as
We are responsible for             President and Chief Executive
recommending to the Board of       Officer in 1995.  His initial
Directors the compensation of      base salary was set at
William G. Smith, Jr., the         $132,000 per year, and we
Company's President and Chief      have increased his base
Executive Officer.  Our intent     salary periodically since
is to provide a competitive        that time.  In 2001,
compensation program linked        Mr. Smith's base salary was
directly to the Company's          set at $158,000 per year, and
strategic business objectives      it has been adjusted in 2002
and its short-term and long-       to $175,000 per year.
term operating performance.        Mr. Smith has also had the
With the objectives of             opportunity to earn
strengthening company              additional compensation under
performance and maximizing         various performance-based
shareowner value over time,        compensation plans.
this policy serves to align
the interests of the President     ANNUAL PERFORMANCE BONUSES
and Chief Executive Officer        Annual cash bonuses are paid
with those of the shareowners.     through the profit
                                   participation plan.  All
WHAT COMPRISES TOTAL EXECUTIVE     senior level executives
COMPENSATION?                      participate in this plan.

 . Base pay                        PERFORMANCE GOALS
                                   We base annual performance
 . Short-term incentives           bonuses on the attainment of
                                   corporate and individual goals
..  Long-term incentives            that we set at the beginning
                                   of the year.
TOTAL EXECUTIVE COMPENSATION
We use a peer group of banks       We believe that accomplishing
as a guide for determining the     corporate goals is essential
level of compensation. The         for the Company's continued
banks in the peer group were       success and sustained
chosen based on the similarities   financial performance.
with the Company relative to
size and markets served.           The amount of cash bonus which
                                   Mr. Smith may earn increases
We also periodically engage an     or decreases, within a range,
independent executive              by a multiple of the
compensation consultant to         percentage by which net income
assist in the assessment and       exceeds or falls short of
evaluation of the appropriateness  established profit goals.  The
of the compensation.               goals are based upon earnings
                                   performance.  We believe
BASE SALARY                        improved earnings performance
We determine base salary by        will translate into long-term
assessing the responsibilities     increases in shareowner value.
required by the position,
the experience of the individual,  ANNUAL BONUS PAYMENTS
                                   Mr. Smith's annual bonus was
                                   tied directly to the Company's
                                   actual profitability for 2001
                                   compared to targeted
                                   profitability.  We believe his
                                   performance and influence
                                   are best measured by the
                                   Company's profitability
                                   and performance goals. In 2001,
                                   his incentive compensation
                                   $143,454, represented
                                   approximately 47% of his
                                   total cash compensation.

                                   During the five-year period
                                   from January 1, 1997 to
                                   December 31, 2001, William G.
                                   Smith, Jr. was entitled to
                                   receive 22,500 shares of
INCENTIVE PLAN                     common stock as a restricted
The Company maintains an           stock award under the
Associate Incentive Plan.          Associate Incentive Plan.  The
Under this plan, Mr. Smith is      award vested in five 4,500-
eligible to earn common stock.     share increments as the
Actual grants are determined       Company's stock met certain
by the Board of Directors          price thresholds.  On December
based on the achievement of        19, 1997, Mr. Smith was
short-term and long-term           granted 18,000 shares of
performance goals.  These          common stock in accordance
goals are set by the Board of      with the provisions of this
Directors with reference to        award.  On that date, the
several performance factors.       closing price of the common
The factors are generally          stock was $26.83 per share.
based on financial                 On February 28, 1998, Mr.
performance, including             Smith received the remaining
earnings, operating                4,500 shares subject to this
efficiency, asset quality and      award.  On that date, the
growth.                            closing price of the common
                                   stock was $29.25 per share.
Specific targets and               Mr. Smith has satisfied all
weightings used for                the conditions for receiving
establishing short-term and        these shares.
long-term performance goals
are subject to change at the       On January 1, 2002, Mr. Smith
beginning of each measurement      and the Company entered into
period, and are influenced by      an agreement under which Mr.
the Board of Directors' desire     Smith will be eligible to
to emphasize performance in        receive Company stock options
certain areas.  In addition to     based on the compound growth
stock earned in 2001, the          rate of the Company's earnings
Company provided a cash bonus      per share over a three year
equal to 31% of the value of       period.  Under this agreement,
stock as a partial offset to       any stock options received by
the tax liability incurred by      Mr. Smith will vest at a rate
Mr. Smith.                         of one-third per year for each
                                   of the three years after the
For achieving short-term           date of grant.
performance goals for 2001,
Mr. Smith received a payout of     SUMMARY
738 shares under the Associate     We believe that the policies
Incentive Plan, with a fair        and programs described in this
market value of $24.23 per         report link pay and
share as of December 31, 2001.     performance and serve the best
The opportunity at maximum         interests of shareowners. We
performance was 1,136 shares.      frequently review the various
Except as discussed below,         pay plans and policies and
Mr. Smith was not eligible to      modify them as we deem
earn CCBG shares for achieving     necessary to continue to meet
any long-term performance goals.   the Company's business objectives
                                   and philosophy.


Members of the Committee during 2001:

Cader B. Cox, III
John K. Humphress
Lina S. Knox
John R. Lewis
John B. Wight, Jr.1

1 Mr. Wight reached the age of 72 in 2001 and resigned from the Board of Directors at the end of 2001 in accordance with Company policy.

---------------
SHARE OWNERSHIP
---------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's directors and executive officers, and parties owning beneficially more than 10% of the common stock, must file reports with the Securities and Exchange Commission to reflect their interests in the Company's common stock. Copies of these reports must be furnished to the Company. Based solely upon on a review of these reports received by the Company for fiscal 2001 and written representations from some of its officers and directors, the Company believes that each required Section 16(a) report for 2001 was filed on time.

SHARE OWNERSHIP TABLE

Beneficial owners of more than 5% of the common stock are required to file reports with the Securities and Exchange Commission. The following table provides information, as of March 6, 2002, on the common stock beneficially owned by beneficial owners who have filed the required reports, beneficial owners who were known to the Company to beneficially own more than 5% of the common stock, directors, executive officers named in the Summary Compensation Table, and all executive officers and directors as a group.
                                    Shares      Percentage
                                 Beneficially       of
                                  Owned (1)     Outstandin
                                                 g Shares
                                                   Owned
Robert H. Smith(2)             2,001,164(3)       18.83%
Post Office Box 11248
Tallahassee, Florida 32302

William G. Smith, Jr.(2)       2,147,254(4)       20.20%
Post Office Box 11248
Tallahassee, Florida 32302

John B. Wight, Jr.               635,900(5)        5.98%
Post Office Box 58
Cairo, Georgia 31728

DuBose Ausley                    520,776(6)        4.90%

Thomas A. Barron                 217,110(7)        2.04%

Cader B. Cox, III                251,373(8)        2.37%

J. Kimbrough Davis                36,894(9)            *

John K. Humphress                360,724(10)       3.39%

Lina S. Knox(2)                   69,225(11)           *

John R. Lewis                      5,063               *

All Directors and Executive    3,608,419          33.95%
Officers as a Group (8 Persons)

*Represents less than one percent.
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has or shares voting or investment power with respect to the shares or has a right to acquire beneficial ownership at any time within 60 days from the record date. "Voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.
(2) Robert H. Smith and William G. Smith, Jr. are brothers, and Lina S. Knox is their first cousin.
(3) Includes (i) 63,972 shares in accounts for his children for which Mr. Smith is Custodian; (ii) 361,202 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; and (iii) 368,322 shares held by a partnership under which Mr. Smith shares voting and investment power. Of the shares beneficially owned by Robert
    H. Smith, 729,524 shares are also beneficially owned by William
    G. Smith, Jr.
(4) Includes (i) 24,991 shares in an account for his son for which Mr. Smith is Custodian; (ii) 361,202 shares held in certain trusts under which Mr. Smith shares voting and investment power as a co-trustee; (iii) 368,322 shares held by a partnership under which Mr. Smith shares voting and investment power; and (iv) 21,874 shares owned by Mr. Smith's wife, of which he disclaims beneficial ownership. Of the shares beneficially owned by William G. Smith, Jr., 729,524 shares are also beneficially owned by Robert H. Smith.
(5) Includes 92,708 shares owned by Mr. Wight's wife, of which he disclaims beneficial ownership.
(6) Includes (i) 182,676 held in trust under which Mr. Ausley serves as trustee and has sole voting and investment power; and
    (ii) 4,425 shares owned by Mr. Ausley's wife, of which he disclaims beneficial ownership.
(7) Includes (i) 48,542 shares held in trusts under which Mr. Barron serves as trustee; (ii) 459 shares for which Mr. Barron has power of attorney and may be deemed to be a beneficial owner; and (iii) 18,500 shares owned by Mr. Barron's wife, of which he disclaims beneficial ownership.
(8) Includes 242,150 shares held in a trust under which Mr. Cox shares voting and investment power as a co-trustee, of which he disclaims beneficial ownership.
(9) Includes (i) 944 shares in accounts for his children for which Mr. Davis is Custodian; (ii) 12,507 shares owned jointly by Mr. Davis and his wife; and (iii) 3,266 shares owned by Mr. Davis's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.
(10)Includes (i) 77,370 shares held by a limited partnership of which Mr. Humphress is a general partner and shares voting and investment power; (ii) 2,841 shares owned jointly by Mr. Humphress and his wife; (iii) 2,100 shares in accounts for his children for which Mr. Humphress is Custodian; (iv) Includes 242,150 shares held in a trust under which Mr. Humphress shares voting and investment power as a co trustee; and (v) 1,102 shares owned by Mr. Humphress's wife, directly and through an Individual Retirement Account, all of which he disclaims beneficial ownership.
(11)Includes 2,400 shares owned jointly by Ms. Knox and her husband.

---------------------------------------------------
EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
---------------------------------------------------

EXECUTIVE OFFICERS

Executive officers are elected annually by the Board of Directors at its meeting following the annual meeting of shareowners to serve for a one year term and until their successors are elected and qualified. Messrs. Ausley, Barron and William G. Smith, Jr. serve as directors and executive officers of the Company and Mr. Davis is an executive officer of the Company. For information pertaining to the business experience and other positions held by these individuals, see "NOMINEES FOR ELECTION AS DIRECTORS" and "CONTINUING DIRECTORS AND EXECUTIVE OFFICERS."

TRANSACTIONS WITH MANAGEMENT AND RELATED PARTIES

During 2001, Capital City Bank, a wholly-owned subsidiary of the Company, had outstanding loans to several of the Company's directors, executive officers, their associates and members of the immediate families of these directors and executive officers. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

DuBose Ausley, Chairman of the Board, is Chairman of Ausley &
McMullen, the Company's general counsel. During 2001, the Company and the Company's subsidiaries paid legal fees to this law firm of approximately $533,653.

Capital City Bank's Apalachee Parkway Office is located on land leased from the Smith Interests General Partnership L.L.P. ("SIGP") in which William G. Smith, Jr., Robert H. Smith and Lina
S. Knox are partners. In addition, a trust for the benefit of Elaine W. Smith, a relative of William G. Smith, Jr. and Robert
H. Smith, of which DuBose Ausley, Chairman of the Board, is trustee, is also a partner of SIGP. As trustee of this trust, Mr. Ausley has the power to vote the SIGP interests owned by the trust. Lease payments during 2001 from the Company to SIGP totaled approximately $69,000.

--------------------------
SUMMARY COMPENSATION TABLE
--------------------------

The following summary compensation table shows compensation information for the Company's President and Chief Executive Officer and the two other executive officers of the Company who earned over $100,000 in aggregate salary, bonus and other compensation in the fiscal year ended December 31, 2001.




                                                                           Long-Term
                                    Annual Compensation                   Compensation
                            ---------------------------------------   ----------------------
                                                                                  Long- Term
Name and                                                              Restricted  Incentive
Principal                                               Other Annual     Stock       Plan
Position                    Year   Salary      Bonus    Compensation(1)  Awards    Payouts(2)
William G. Smith, Jr.       2001  $158,000   $159,452(3)    $5,543         ---          ---
President and               2000  $145,000   $260,337(3)   $16,576         ---      $36,177
Chief Executive Officer     1999  $145,000   $223,981(3)    $3,612         ---          ---

Thomas A. Barron            2001  $168,000   $148,915(3)    $5,461         ---          ---
Treasurer                   2000  $160,000   $254,857(3)   $21,145         ---      $50,965
                            1999  $160,000   $171,131(3)    $3,607         ---          ---

J. Kimbrough Davis          2001  $150,000    $59,460(3)    $3,320         ---          ---
Executive Vice              2000  $135,000    $82,062(3)    $8,569         ---      $18,113
President and               1999  $125,000    $61,396(3)    $1,846         ---          ---
Chief Financial
Officer

(1) Consists of cash bonuses paid as a tax supplement to participants in the 1996 Associate Incentive Plan.
(2) Consists of the dollar value of all payouts made for long-term performance awards earned under the 1996 Associate
    Incentive Plan.
(3) Includes cash bonuses and the dollar value of short-term incentive stock awards.

-----------------------------------------------
INCENTIVE COMPENSATION AND STOCK PURCHASE PLANS
-----------------------------------------------

1996 ASSOCIATE INCENTIVE PLAN      number of performance share
                                   units to be awarded, if any,
The 1996 Associate Incentive       to each participant who is
Plan became effective on           selected to receive an award.
February 23, 1996.  Awards         The Board of Directors may add
under this plan may be made        new participants to a
until December 31, 2005.           performance share program
Under the plan, key associates     after its commencement by
of the Company who have been       making pro rata grants.  At
selected as participants are       the completion of a
eligible to receive awards of      performance share program, or
equity-based incentive             at other times as specified by
compensation, including stock      the Board of Directors, the
options, stock appreciation        Board of Directors will
rights, restricted stock           calculate the number of shares
awards, performance share          earned by multiplying the
units and phantom stock, and       number of performance share
combinations of these              units granted to the
incentives.  The aggregate         participant by a performance
number of shares of common         factor representing the
stock subject to awards under      attainment of the performance
the plan may not exceed            goals.
750,000.  The plan is
administered by the Board of       1995 ASSOCIATE STOCK PURCHASE
Directors which has the            PLAN
authority under the plan to
establish, adopt and revise        The 1995 Associate Stock
plan rules and regulations and     Purchase Plan became effective
to make all determinations         on March 20, 1995.  Up to
relating to the plan.              450,000 shares of common stock
                                   may be purchased under the
The plan authorizes the            1995 Purchase Plan.  The
establishment of long-term         purpose of the plan is to
performance share programs to      provide associates of the
be effective over designated       Company and its subsidiaries
award periods of not less than     with an opportunity to
one year nor more than five        purchase common stock of the
years.  At the beginning of        Company through accumulated
each award period, the Board       payroll deductions or other
of Directors establishes           contributions.  The plan is
performance goals.                 intended to qualify as an
Performance goals may include      "Employee Stock Purchase Plan"
financial or other measures of     under Section 423 of the
corporate performance and may      Internal Revenue Code of 1986.
be determined on an individual     Under the terms of the plan,
basis or by categories of          the common stock purchased by
participants.  The Board of        participants is purchased
Directors has the                  directly from the Company.
discretionary authority to         The plan provides that common
adjust performance goals or        stock may be purchased at a
performance measurement            discount, not to exceed 15
standards as it deems              percent, which is to be fixed
equitable in recognition of        by the Board of Directors.
extraordinary or non-recurring
events experienced during an       In fiscal year 2001, 15,004
award period.  The Board of        shares of common stock were
Directors determines the           purchased under the plan.  The
                                   Board of Directors has the
                                   right to amend or terminate the
                                   plan at any time. However, no
                                   amendment or termination may
                                   adversely affect purchase rights
                                   previously granted, unless the
                                   Board of Directors determines that
                                   the termination of the plan is
                                   in the best interests of the
                                   Company and its shareowners.
                                   In this situation, the Board of
                                   Directors may terminate an offering
                                   period under the plan on the
                                   last day of the offering period
                                   even though it may adversely
                                   affect purchase rights.

----------------
RETIREMENT PLANS
----------------

RETIREMENT PLAN

The Company maintains a noncontributory, defined benefit retirement plan which covers all full-time associates and part time associates with 1,000 hours of service annually that are employed by the Company and its subsidiaries. The following table shows the annual retirement benefits payable under the retirement plan to associates based on the stated compensation and years of service, assuming the participant was born in 1955 or later, all service is after 1988, and retirement is at the age of 65.

                  Years of Accredited Service
                   (Social Security Benefits
                          Not Included)
Compensation  10 Years   20 Years   30 Years
$ 10,000       $ 1,900      3,800      5,700
  20,000         3,800      7,600     11,400
  30,000         5,900     11,900     17,800
  40,000         8,200     16,400     24,600
  50,000        10,500     21,000     31,500
  60,000        12,800     25,500     38,300
  70,000        15,000     30,100     45,100
  80,000        17,300     34,700     52,000
  90,000        19,600     39,200     58,800
 100,000        21,900     43,800     65,700
 150,000        33,300     66,600     99,900
 200,000        44,700     89,400    134,100
 250,000        44,700     89,400    134,100

Benefits for retirement plan purposes are calculated based upon the average monthly compensation for the highest five consecutive years in the last 10 years of employment. The Company's retirement plan also provides pre-retirement disability and death benefits. For 2002, the maximum annual compensation recognized for benefit purposes is $200,000, and the maximum annual benefit permitted under IRS regulations is $160,000.
As of December 31, 2001, the applicable compensation levels and accredited service for determination of pension benefits for the named executive officers would have been:

                                        Accredited
                      Compensation       Service
Thomas A. Barron        $494,997            27
William G. Smith, Jr.   $484,734            23
J. Kimbrough Davis      $258,775            20


Benefits are equal to the adjusted accrued benefits as of December 31, 1988, computed in accordance with a prior formula, plus a percentage of average monthly compensation for each year of service after 1988. Employees with service prior to 1989 or born prior to 1955 will have different benefits from those shown above, depending upon their year of birth, years of service prior to 1989, and compensation level. No single table is possible for these employees due to the multiple variables involved.

SUPPLEMENTAL EMPLOYEE              401(K) PROFIT SHARING PLAN
RETIREMENT PLAN
                                   On October 1, 1997, the
Effective January 1, 1996, the     Company adopted a 401(k) plan.
Board of Directors of the          The purpose of the 401(k) plan
Company implemented a              is to serve as a supplementary
supplemental employee              retirement plan for employees
retirement plan covering           who are eligible to
William G. Smith, Jr. and          participate.  It is primarily
Thomas A. Barron.  In 2001,        intended to provide a
the Board extended the             convenient program of regular
coverage of this plan to           savings and investment for
J. Kimbrough Davis.  This plan     eligible employees.  The
is designed to restore a           401(k) plan is presently
portion of the benefits            administered by the Retirement
Messrs. Smith, Barron and          Committee of the Company.
Davis would otherwise receive      Capital City Trust Company, an
under the Retirement Plan if       indirect wholly-owned
these benefits were not            subsidiary of the Company,
limited by the tax laws.           serves as trustee of the trust
Participants under the             fund into which funds
Retirement Plan receive            contributed under the 401(k)
benefits determined by a           plan and the earnings under
formula that is based on           the 401(k) plan are held.  One
average monthly compensation.      investment option provided by
Due to the tax law                 the 401(k) plan is a fund of
limitations, the relative          the Company's common stock.
benefits payable to Messrs.        Up to 50,000 shares of common
Smith, Barron and Davis are        stock may be purchased under
significantly less than those      the 401(k) plan.  During
of other Retirement Plan           fiscal year 2001, no shares of
participants.  The                 common stock were issued under
supplemental plan provides         the 401(k) plan, but plan
additional benefits, which,        participants made open market
when combined with benefits        purchases in the amount of
payable under the Retirement       1,747 shares.  Purchases of
Plan, approximate 60 percent       the Company's common stock
of average monthly                 under this plan are voluntary,
compensation, which more           and the Company does not
closely aligns the benefits        restrict the sale of its
payable to Messrs. Smith,          common stock under the 401(k)
Barron and Davis with those of     plan.
other Retirement Plan
participants.  The Supplemental
Plan is not a qualified plan
under the tax laws.  The
Company has no obligation to
fund the supplemental plan
but accrues for its anticipated
obligations under the supplemental
plan on an annual basis.

FIVE-YEAR PERFORMANCE GRAPH
This performance graph compares the cumulative total shareholder return on the Company's common stock with the NASDAQ - Total US and the NASDAQ Bank Index for the past five years. The graph assumes that $100 was invested on December 31, 1996 in the Company's common stock and each of the above indices, and that dividends are reinvested. The shareholder return shown below for the five-year historical period may not be indicative of future performance.

Capital City Bank Group, Inc.
[PERFORMANCE GRAPH APPEARS HERE]

--------
AUDITORS
--------

The Audit Committee is in the process of selecting an independent auditor for Capital City Bank Group for the fiscal year ending December 31, 2002. This process was not complete as of the mailing of this Proxy Statement. For this reason, the shareowners of Capital City Bank Group are not being requested to ratify the selection of the Company's auditors this year. Once the Audit Committee completes its review, it will recommend to the Board of Directors the selection of an independent auditor for the Company for fiscal year 2002. The Company's current auditing firm, Arthur Andersen LLP, has served as its independent auditors since the 1994 fiscal year.

With respect to fiscal year 2002, the independent auditor selected for the Company will audit the Company's consolidated financial statements, provide limited reviews of quarterly reports, perform services related to filings with the Securities and Exchange Commission and other non-audit related services.

Fees billed to Capital City Bank Group by Arthur Andersen LLP during fiscal 2001 were as follows:

   Audit Fees - Audit fees billed to Capital City Bank Group by
   Arthur Andersen LLP during the Company's 2001 fiscal year for audit of the Company's annual financial statements and review of the financial statements included in the Company's quarterly reports on Form 10-Q totaled $180,200.

   Financial Information Systems Design and Implementation Fees -
   The Company did not engage Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended
   December 31, 2001.

   All Other Fees - Other fees billed to the Company by Arthur Andersen LLP during the Company's 2001 fiscal year totaled $194,077. These fees include $79,100 for audit related services and $114,977 for non-audit services. All Other Fees consist primarily of fees for preparation of income and property tax returns, co-sourcing of the information technology internal audit, acquisition related filings with the SEC and auditing of the Company's retirement plans.

The Audit Committee has determined that the non-audit services provided by Arthur Andersen LLP during the fiscal year ended
December 31, 2001 were compatible with maintaining their independence.

Representatives of Arthur Andersen LLP may be present at the meeting to respond to appropriate questions and to make any statements as they may desire.

-------------
ANNUAL REPORT
-------------

The Company has filed an annual report for the fiscal year ended December 31, 2001 on Form 10-K with the Securities and Exchange Commission. Shareowners may obtain, free of charge, a copy of the Company's annual report on Form 10-K by writing to the Chief Financial
Officer at the Company's corporate address.

CAPITAL CITY BANK GROUP, INC.
217 North Monroe Street
Tallahassee, Florida 32301

PROXY FOR ANNUAL MEETING OF SHAREOWNERS
APRIL 23, 2002

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareowner of Capital City Bank Group, Inc. (the "Company"), Tallahassee, Florida, do hereby nominate, constitute and appoint Randolph M. Pople and Dale A. Thompson, or any one of them (with full power to act alone), my true and lawful attorneys proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company, standing in my name on its books as of the close of business on Wednesday, March 6, 2002, at the annual meeting of its shareowners to be held at University Center Club, Building B, Floor 3, University Center, Florida State University, Tallahassee, Florida, on Tuesday, April 24, 2001, at 4:00 p.m., or at any adjournments thereof with all the power the undersigned would possess if personally present.

(Continued and to be signed on the other side)

ANNUAL MEETING OF SHAREHOLDERS OF
CAPITAL CITY BANK GROUP, INC.

Tuesday, April 23, 2002

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.


TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions.
Have you control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS ---->

Please Detach and Mail in the Envelope Provided

[x] Please mark your votes as in this example.


(1) To elect the three persons listed at right as Class II directors of the Company to serve a term of three years each, or until their successors are duly elected and qualified.

Nominees: Thomas A. Barron
          Lina S. Knox
          John R. Lewis

FOR [ ]     WITHHOLD [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


----------------------------------------------

(2) In the discretion of the Board of Directors of the Company, to approve such other business properly coming before the meeting or any adjournment of the meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSAL 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR
PROPOSAL 1 AND AS DETERMINED BY THE BOARD OF DIRECTORS ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned Shareowner(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature                         Signature
          ----------------------            ---------------------

Dated:
       ----------------

Note: When signed as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If owned jointly, at least one joint owner must sign. If by a corporation please sign full name by president or other authorized officer. If by a partner ship please sign by an authorized person.